 Exhibit 99.1

MOHAWK INDUSTRIES, INC. COMPLETES

ACQUISITION OF LEES CARPET

Calhoun, Georgia, November 10, 2003 - Mohawk Industries, Inc. (NYSE:MHK) announced that it completed the acquisition of Lees Carpet for approximately $346 million subject to adjustment for working capital amounts at closing.  These final adjustments are required to be complete within 45 days of closing.  The acquisition was an asset purchase and was financed with existing credit facilities.  The acquisition is expected to be slightly accretive in 2004.

Commenting on the merger, Jeffrey S. Lorberbaum, President and Chief Executive Officer stated, "Lees Carpet is a leader in the commercial carpet industry with products that complement our existing commercial business.  This acquisition will allow us to provide a broader selection of products and an even higher level of service for both Mohawk and Lees customers.  Lees has one of the most respected sales forces in the industry and it has been very effective in the marketing of its products.  The Mohawk and Lees teams have already made significant progress planning our future marketing strategies.  Increased investments in Lees people and assets will improve our overall position in the commercial market.  Additionally, many of the financial and administrative systems should be converted to Mohawk's soon after the closing.  The manufacturing and operating systems are expected to be combined next year."

"We have been very impressed with the operation of Lees.  The company has creative, hard-working employees that have developed one of the most successful commercial carpet companies in the industry.  The combination of these two strong companies will enhance our ability to meet all the needs of our customers."

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "looks forward to," or similar expressions constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Those statements are based on many assumptions, including assumptions regarding the Company's ability to successfully integrate the Lees acquisition.  These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate.  Forward-looking statements involve a number of risks and uncertainties.  The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading supplier of flooring for both residential and commercial applications and a producer of woven and tufted broadloom carpet, rugs and ceramic tile.  The Company designs, manufactures and markets premier carpet brand names, which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Helios," "Horizon," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve."  Mohawk offers a broad line of home products including rugs, throws, pillows and bedspreads under the brand names Aladdin, Goodwin Weavers, Karastan, Mohawk Home and Newmark.  Mohawk manufactures and distributes ceramic tile and natural stone products under the brand names Dal-Tile, Mohawk and American Olean.   Mohawk also offers other products that include laminate, wood and vinyl flooring and carpet padding under the Mohawk brand name.